                                                                     Exhibit 4.3




================================================================================




                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among


                               DIME BANCORP, INC.,
                                  as Depositor


                            THE CHASE MANHATTAN BANK,
                               as Property Trustee


                         CHASE MANHATTAN BANK DELAWARE,
                               as Delaware Trustee

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


            and the Holders from time to time of the Trust Securities


                         -------------------------------



                             Dated as of May 6, 1997


                         -------------------------------



                              DIME CAPITAL TRUST I



================================================================================

                             DIME CAPITAL TRUST I

             Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:

Trust Indenture                                                                                   Trust Agreement
Act Section                                                                                           Section
---------------                                                                                   -------------
(ss.) 310   (a)(1).............................................................................   8.7
            (a)(2).............................................................................   8.7
            (a)(3).............................................................................   8.9
            (a)(4).............................................................................   2.7(a)(ii)
            (b)................................................................................   8.8
(ss.) 311   (a)................................................................................   8.13
            (b)................................................................................   8.13
(ss.) 312   (a)................................................................................   5.8
            (b)................................................................................   5.8
            (c)................................................................................   5.8
(ss.) 313   (a)................................................................................   8.15(a)
            (a)(4).............................................................................   8.15(b)
            (b)................................................................................   8.15(b)
            (c)................................................................................   10.8
            (d)................................................................................   8.15(c)
(ss.) 314   (a)................................................................................   8.16
            (b)................................................................................   Not Applicable
            (c)(1).............................................................................   8.17
            (c)(2).............................................................................   8.17
            (c)(3).............................................................................   Not Applicable
            (d)................................................................................   Not Applicable
            (e)................................................................................   1.1, 8.17
(ss.) 315   (a)................................................................................   8.1(a), 8.3(a)
            (b)................................................................................   8.2, 10.8
            (c)................................................................................   8.1(a)
            (d)................................................................................   8.1, 8.3
            (e)................................................................................   Not Applicable
(ss.) 316   (a)................................................................................   Not Applicable
            (a)(1)(A)..........................................................................   Not Applicable
            (a)(1)(B)..........................................................................   Not Applicable
            (a)(2).............................................................................   Not Applicable
            (b)................................................................................   5.15
            (c)................................................................................   6.7
(ss.) 317   (a)(1).............................................................................   Not Applicable
            (a)(2).............................................................................   Not Applicable
            (b)................................................................................   5.10
(ss.) 318   (a)................................................................................   10.10

----------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS

                                  ARTICLE I.

                                 DEFINED TERMS
SECTION 1.1.     Definitions............................................................................1

                                  ARTICLE II.

                       CONTINUATION OF THE ISSUER TRUST
SECTION 2.1.     Name..................................................................................10
SECTION 2.2.     Office of the Delaware Trustee; Principal Place of Business...........................10
SECTION 2.3.     Initial Contribution of Trust Property; Organizational Expenses.......................10
SECTION 2.4.     Issuance of the Capital Securities....................................................10
SECTION 2.5.     Issuance of the Common Securities; Subscription
                 and Purchase of Debentures............................................................11
SECTION 2.6.     Continuation of Trust.................................................................11
SECTION 2.7.     Authorization to Enter into Certain Transactions......................................11
SECTION 2.8.     Assets of Trust.......................................................................15
SECTION 2.9.     Title to Trust Property...............................................................15

                                 ARTICLE III.

                                PAYMENT ACCOUNT
SECTION 3.1.     Payment Account.......................................................................16

                                  ARTICLE IV.

                           DISTRIBUTIONS; REDEMPTION
SECTION 4.1.     Distributions.........................................................................16
SECTION 4.2.     Redemption............................................................................17
SECTION 4.3.     Subordination of Common Securities....................................................19
SECTION 4.4.     Payment Procedures....................................................................19
SECTION 4.5.     Tax Returns and Reports...............................................................20
SECTION 4.6.     Payment of Taxes, Duties, Etc. of the Issuer Trust....................................20
SECTION 4.7.     Payments under Indenture or Pursuant to Direct Actions................................20

                                  ARTICLE V.

                         TRUST SECURITIES CERTIFICATES
SECTION 5.1.     Initial Ownership.....................................................................20
SECTION 5.2.     The Trust Securities Certificates.....................................................20
SECTION 5.3.     Execution and Delivery of Trust Securities Certificates...............................21
SECTION 5.4.     Book-Entry Capital Securities.........................................................21
SECTION 5.5.     Registration of Transfer and Exchange
                 of Capital Securities Certificates....................................................23
SECTION 5.6.     Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates....................24
SECTION 5.7.     Persons Deemed Holders................................................................25
SECTION 5.8.     Access to List of Holders' Names and Addresses........................................25
SECTION 5.9.     Maintenance of Office or Agency.......................................................25
SECTION 5.10.    Appointment of Paying Agent...........................................................25
SECTION 5.11.    Ownership of Common Securities by Depositor...........................................26
SECTION 5.12.    Notices to Clearing Agency............................................................26
SECTION 5.13.    Rights of Holders; Waivers of Past Defaults...........................................26

                                  ARTICLE VI.

                      ACTS OF HOLDERS; MEETINGS; VOTING
SECTION 6.1.     Limitations on Voting Rights..........................................................28
SECTION 6.2.     Notice of Meetings....................................................................29
SECTION 6.3.     Meetings of Holders of the Capital Securities.........................................29
SECTION 6.4.     Voting Rights.........................................................................30
SECTION 6.5.     Proxies, etc..........................................................................30
SECTION 6.6.     Holder Action by Written Consent......................................................30
SECTION 6.7.     Record Date for Voting and Other Purposes.............................................30
SECTION 6.8.     Acts of Holders.......................................................................30
SECTION 6.9.     Inspection of Records.................................................................31

                                 ARTICLE VII.

                        REPRESENTATIONS AND WARRANTIES
SECTION 7.1.     Representations and Warranties of the Property Trustee................................32
SECTION 7.2.     Representations and Warranties of the Delaware Trustee................................33
SECTION 7.3.     Representations and Warranties of Depositor...........................................33

                                 ARTICLE VIII.

                              THE ISSUER TRUSTEES
SECTION 8.1.     Certain Duties and Responsibilities...................................................34
SECTION 8.2.     Certain Notices.......................................................................36
SECTION 8.3.     Certain Rights of Property Trustee....................................................36
SECTION 8.4.     Not Responsible for Recitals or Issuance of Securities................................38
SECTION 8.5.     May Hold Securities...................................................................39
SECTION 8.6.     Compensation; Indemnity; Fees.........................................................39
SECTION 8.7.     Corporate Property Trustee Required; Eligibility of Issuer Trustees...................40
SECTION 8.8.     Conflicting Interests.................................................................40
SECTION 8.9.     Co-Trustees and Separate Trustee......................................................40
SECTION 8.10.    Resignation and Removal; Appointment of Successor.....................................42
SECTION 8.11.    Acceptance of Appointment by Successor................................................43
SECTION 8.12.    Merger, Conversion, Consolidation or Succession to Business...........................44
SECTION 8.13.    Preferential Collection of Claims Against Depositor or Issuer Trust...................44
SECTION 8.14.    Property Trustee May File Proofs of Claim.............................................44
SECTION 8.15.    Reports by Property Trustee...........................................................45
SECTION 8.16.    Reports to the Property Trustee.......................................................45
SECTION 8.17.    Evidence of Compliance with Conditions Precedent......................................45
SECTION 8.18.    Number of Issuer Trustees.............................................................45
SECTION 8.19.    Delegation of Power...................................................................46
SECTION 8.20.    Appointment of Administrative Trustees................................................46

                                            ARTICLE IX.

                                TERMINATION, LIQUIDATION AND MERGER
SECTION 9.1.     Termination Upon Expiration Date......................................................47
SECTION 9.2.     Early Termination.....................................................................47
SECTION 9.3.     Termination...........................................................................47
SECTION 9.4.     Liquidation...........................................................................47
SECTION 9.5.     Mergers, Consolidations, Amalgamations
                 or Replacements of Issuer Trust.......................................................49

                                            ARTICLE X.

                                     MISCELLANEOUS PROVISIONS
SECTION 10.1.    Limitation of Rights of Holders.......................................................50
SECTION 10.2.    Amendment.............................................................................50
SECTION 10.3.    Separability..........................................................................51
SECTION 10.4.    Governing Law.........................................................................51

SECTION 10.5.    Payments Due on Non-Business Day......................................................51
SECTION 10.6.    Successors............................................................................51
SECTION 10.7.    Headings..............................................................................52
SECTION 10.8.    Reports, Notices and Demands..........................................................52
SECTION 10.9.    Agreement Not to Petition.............................................................52
SECTION 10.10.   Trust Indenture Act; Conflict with Trust Indenture Act. ..............................53
SECTION 10.11.   Acceptance of Terms of Trust Agreement, Guarantee Agreement,
                 Expense Agreement and Indenture.......................................................53

Exhibit A        Certificate of Trust
Exhibit B        Form of Letter of Representations
Exhibit C        Form of Common Securities Certificate
Exhibit D        Form of Expense Agreement
Exhibit E        Form of Capital Securities Certificate

           AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 6, 1997, among
(i) DIME BANCORP, INC., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) THE CHASE MANHATTAN BANK, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee"),
(iii) CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), (iv) Gene C. Brooks an individual, and D. James Daras, an individual, each of whose address is c/o Dime Bancorp, Inc., 589 Fifth Avenue, New York, New York 10017 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees"), and (v) the several Holders, as hereinafter defined from time to time of the Trust Securities.


                                  WITNESSETH

           WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust under the name "Dime Capital Trust I" pursuant to the Delaware Business Trust Act by entering into the Declaration of Trust, dated as of April 4, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on April 4, 1997, attached as Exhibit A; and

           WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Property Trustee and the Administrative Trustees;

           NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                  ARTICLE I.

                                 DEFINED TERMS

           SECTION 1.1.    Definitions.

           For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

           (c) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

           (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

           (e) Unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

           (f) The words "hereby." "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

           "Act" has the meaning specified in Section 6.8.

           "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

           "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

           "Administrative Trustee" means each of the Persons appointed in accordance with Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore formed and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

           "Bankruptcy Event" means, with respect to any Person:

           (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

           "Bankruptcy Laws" has the meaning specified in Section 10.9.

           "Board of Directors" means the board of directors of the Depositor or the Strategic Planning Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors, or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

           "Book-Entry Capital Securities Certificate" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

           "Book-Entry Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

           "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

           "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit E.

           "Capital Security" means a preferred undivided beneficial interest in the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

           "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Capital Securities and in whose name or in the name of a nominee of that organization shall be registered one or more Global Capital Securities and that shall undertake to effect book entry transfers and pledges of the Capital Securities. DTC will be the initial Clearing Agency.

           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" means the date of the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

           "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

           "Common Security" means a common undivided beneficial interest in the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

           "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in New York, New York, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in New York, New York.

           "Debenture Event of Default" means any "Event of Default" specified in Section 5.1 of the Indenture.

           "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

           "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

           "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

           "Debentures" means the Depositor's 9.33% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

           "Definitive Capital Securities Certificates" means either or both (as the context requires) of (i) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.4, and (ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

           "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as it may be amended from time to time.

           "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

           "Depositor" has the meaning specified in the preamble to this Trust Agreement.

           "Distribution Date" has the meaning specified in Section 4.1(a)

           "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

           "DTC" means The Depository Trust Company.

           "Early Termination Event" has the meaning specified in Section 9.2.

           "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) the occurrence of a Debenture Event of Default; or

           (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

           (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

           (d) default in the performance, or breach of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

           (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

           "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

           "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of the Closing Date, between the Depositor and the Issuer Trust, substantially in the form attached as Exhibit D, as amended from time to time.

           "Expiration Date" has the meaning specified in Section 9.1.

           "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and The Chase Manhattan Bank, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.

           "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

           "Indenture" means the Junior Subordinated Indenture, dated as of May 6, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

           "Issuer Trust" means the Delaware business trust heretofore known as "Dime Capital Trust I," which was formed on April 4, 1997 under the Delaware Business Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

           "Issuer Trustees" has the meaning specified in the preamble to this Trust Agreement.

           "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

           "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

           "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

           "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

           "Liquidation Date" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

           "Liquidation Distribution" has the meaning specified in Section
9.4(d).

           "Majority in Liquidation Amount of the Capital Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.

           "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or an Executive Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

           (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

           (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

           (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

           "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor, and who shall be reasonably acceptable to the Property Trustee.

           "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

           "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

           (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

           (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

           (c) Trust Securities that have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

           "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

           "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

           "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

           "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

           "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

           "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

           "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

           "Relevant Trustee" has the meaning specified in Section 8.10.

           "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

           "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

           "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

           "Time of Delivery" means the Closing Time as defined in and as specified in the Underwriting Agreement.

           "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

           "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

           "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

           "Trust Security" means any one of the Common Securities or the Capital Securities.

           "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

           "Underwriting Agreement" means the Purchase Agreement, dated as of April 29, 1997, among the Issuer Trust, the Depositor and the Underwriters named therein, as the same may be amended from time to time.

           "Vice President," when used with respect to the Depositor, means any duly appointed Executive Vice President.


                                  ARTICLE II.

                       CONTINUATION OF THE ISSUER TRUST

           SECTION 2.1.    Name.

           The trust established under the Original Trust Agreement and continued hereby shall be known as "Dime Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

           SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

           The address of the Delaware Trustee in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is 589 Fifth Avenue, New York, New York 10017, Attention:
Secretary.

           SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

           The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

           SECTION 2.4.    Issuance of the Capital Securities.

           On April 29, 1997, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall manually execute in accordance with Sections 5.2, 5.3 and 8.9(a) and the Property Trustee shall authenticate and, subject to Section 5.2(b), deliver to or as directed by the Underwriters or a representative thereof, Capital Securities Certificates, registered in the names requested by the Underwriters or a representative thereof, evidencing an aggregate of 200,000 Capital Securities having an aggregate Liquidation Amount of $200,000,000, against receipt of the aggregate purchase price for such Capital Securities of $200,000,000 by the Property Trustee.

           SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

           Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and the Property Trustee shall authenticate and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of 6,186 Common Securities having an aggregate Liquidation Amount of $6,186,000, against receipt of the aggregate purchase price for such Common Securities of $6,186,000 by the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor the Debentures, registered in the name of the Property Trustee on behalf of the Issuer Trust and having an aggregate principal amount equal to $206,186,000, and in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $206,186,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

           SECTION 2.6.    Continuation of Trust.

           The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures and (b) to engage in those activities necessary or incidental thereto. The Depositor hereby reaffirms the appointment of the Delaware Trustee and appoints the Property Trustee and the Administrative Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder with respect to the Issuer Trust, the Delaware Trustee shall be entitled to all of the same rights of the Property Trustee listed in Section 8.3.

           SECTION 2.7.    Authorization to Enter into Certain Transactions.

           (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, Article VIII and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:

                     (i) As among the Issuer Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                                   (A) the issuance and sale of the Trust
                     Securities;

                                   (B) causing the Issuer Trust to enter into,
                     and to execute, deliver and perform the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                                   (C) assisting in the registration of the
                     Capital Securities under the Securities Act and under applicable state securities or blue sky laws and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                   (D) assisting in the listing of the Capital
                     Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Capital Securities under the Exchange Act and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                   (E) assisting in the sending of notices
                     (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                                   (F) the consent to the appointment of a
                     Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                                   (G) the execution of the Trust Securities on
                     behalf of the Issuer Trust in accordance with this Trust Agreement;

                                   (H) the execution and delivery of closing
                     certificates, if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Issuer Trust;

                                   (I) unless otherwise determined by the
                     Property Trustee or Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with the other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

                                   (J) to the extent provided in this Trust
                     Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                   (K) to duly prepare and file all applicable
                     tax returns and tax information reports that are required to be filed with respect to the Issuer Trust on behalf of the Issuer Trust;

                                   (L) to take all action that may be necessary
                     or appropriate for the preservation and the continuation of the Issuer Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Issuer Trust to effect the purposes for which the trust was created; and

                                   (M) the taking of any action incidental to
                     the foregoing as the Issuer Trustees may from time to time determine to be necessary or advisable to give effect to the terms of this Trust Agreement.

                     (ii) As among the Issuer Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                                   (A) the establishment of the Payment Account;

                                   (B) the receipt of the Debentures;

                                   (C) the collection of interest, principal and
                     any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

                                   (D) the distribution through the Paying Agent
                     of amounts distributable to the Holders in respect of the Trust Securities;

                                   (E) the exercise of all of the rights, powers
                     and privileges of a holder of the Debentures;

                                   (F) the sending of notices of default and
                     other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                                   (G) the distribution of the Trust Property in
                     accordance with the terms of this Trust Agreement;

                                   (H) to the extent provided in this Trust
                     Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                   (I) performing the duties of the Property
                     Trustee set forth in this Trust Agreement;

                                   (J) after an Event of Default (other than
                     under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property

                     Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

                                   (K) any of the duties, powers or the
                     authority of the Administrative Trustees set forth in
                     Section 2.7(a)(i)(E) and (M) herein; and in the event of a conflict between the action of the Administrative Trustees and the action of the Property Trustee, the action of the Property Trustee shall prevail.

           (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

           (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                     (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions pursuant thereto;

                     (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the taking of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and advice to the Issuer Trust of actions that must be taken by or on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                     (iii) the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securities;

                     (iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                     (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Capital Securities; and

                     (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

           (d) Notwithstanding anything herein to the contrary, the Issuer Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes; provided, however, that neither the Property Trustee nor the Delaware Trustee shall be required to take any action pursuant to this paragraph (d) that is not otherwise required of such Issuer Trustee pursuant to the terms of this Trust Agreement. In this connection, each Administrative Trustee, the Property Trustee and the Holders of at least a Majority in Liquidation Amount of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, as restated, or this Trust Agreement, that such Administrative Trustee, the Property Trustee or Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

           SECTION 2.8.    Assets of Trust.

           The assets of the Issuer Trust shall consist of the Trust Property.

           SECTION 2.9.    Title to Trust Property.

           Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

                                 ARTICLE III.

                                PAYMENT ACCOUNT

           SECTION 3.1.    Payment Account.

           (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

           (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV.

                           DISTRIBUTIONS; REDEMPTION

           SECTION 4.1.    Distributions.

           (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                     (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from May 6, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on May 6 and November 6 of each year, commencing on November 6, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, the payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                     (ii) The Trust Securities shall be entitled to Distributions payable at a rate of 9.33% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

                     (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

           (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date.

           SECTION 4.2.    Redemption.

           (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

           (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

                     (i) the Redemption Date;

                     (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, an estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

                     (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected (if applicable);

                     (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                     (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                     (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

           The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

           (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

           (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

           (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts (or such other method as the Property Trustee shall deem fair and appropriate) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

           SECTION 4.3.    Subordination of Common Securities.

           (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Capital Securities then due and payable.

           (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

           SECTION 4.4.    Payment Procedures.

           Payments of Distributions (including any Additional Amounts) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common

Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.

           SECTION 4.5.    Tax Returns and Reports.

           The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

           SECTION 4.6.    Payment of Taxes, Duties, Etc. of the Issuer Trust.

           Upon receipt under the Debentures of Additional Sums, the Property Trustee shall, upon the written direction of any Administrative Trustee, promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority, which were included in such Additional Sums.

           SECTION 4.7.    Payments under Indenture or Pursuant to Direct
                           Actions.

           Any amount payable hereunder to any Holder of Capital Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to
Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.


                                  ARTICLE V.

                         TRUST SECURITIES CERTIFICATES

           SECTION 5.1.    Initial Ownership.

           Upon the formation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

           SECTION 5.2.    The Trust Securities Certificates.

           (a) The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrative Trustee and authenticated by the Property Trustee by manual signature of an authorized officer thereof. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust or the Property Trustee, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

           (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more Book-Entry Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or the Securities Registrar as custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

           (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

           SECTION 5.3.    Execution and Delivery of Trust Securities
                           Certificates.

           At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust, and the Property Trustee shall cause such Trust Securities Certificates to be authenticated, delivered to or upon the written order of the Depositor and executed by one officer thereof, without further corporate action by the Depositor, in authorized denominations.

           SECTION 5.4.    Book-Entry Capital Securities.

           (a) Each Book-Entry Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Book-Entry Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Trust Agreement.

           (b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Capital Securities Certificates or a nominee thereof unless (i) the Clearing Agency advises the Issuer Trust in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Capital Securities Certificates, and a qualified successor shall not have been appointed, or the Clearing Agency ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered to act as such clearing agent, (ii) an Administrative Trustee at its option determines that a Book-Entry Capital Securities Certificate shall be so exchangeable, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii) or
(iii) above, an Administrative Trustee shall notify the Clearing Agency and the Property Trustee and instruct the Clearing Agency to notify all Owners of Book-Entry Capital Securities and the Delaware Trustee and the

Administrative Trustees of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same.

           (c) If any Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or cancelled in part, or if any other Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Book-Entry Capital Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Book-Entry Capital Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute and the Property Trustee shall authenticate the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Issuer Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Issuer Trustees shall recognize the Holders of the Definitive Capital Securities Certificates as Holders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

           (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Capital Securities Certificate or any portion thereof, whether pursuant to this
Article V or Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Book-Entry Capital Securities Certificate or a nominee thereof.

           (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Trust Agreement and the Book-Entry Capital Securities Certificate, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Capital Securities represented thereby) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

           The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants, and none of the Depositor or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

           SECTION 5.5. Registration of Transfer and Exchange of Capital Securities Certificates.

           (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Person acting as the Property Trustee shall at all times also be the Securities Registrar.

           Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

           The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

           Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or its attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

           No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

           (b) Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and beneficial interests in a Book-Entry Capital Securities Certificate of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

                     (i) Non-Book-Entry Capital Securities Certificate to
                         ------------------------------------------------
           Book-Entry Capital Securities Certificate. If the Holder of a Capital
           -----------------------------------------
           Securities Certificate (other than a Book-Entry Capital Securities Certificate) wishes at any time to transfer all or any portion of such Capital Securities Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Book-Entry Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Capital Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Book-Entry Capital Securities Certificate of a specified number of Capital Securities not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account, then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Book-Entry Capital Securities Certificate by the Liquidation Amount represented by such Capital Securities so transferred as provided in Section 5.4(c).

                     (ii) Non-Book-Entry Capital Securities Certificate to
                          ------------------------------------------------
           Non-Book-Entry Capital Securities Certificate. A Capital Securities
           ---------------------------------------------
           Certificate that is not a Book-Entry Capital Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in
           Section 5.5(a).

                     (iii) Exchanges between Book-Entry Capital Securities
                           -----------------------------------------------
           Certificate and Non-Book-Entry Capital Securities Certificate. A
           -------------------------------------------------------------
           beneficial interest in a Book-Entry Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.4.

           SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

           If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Issuer Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and the Property Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

           SECTION 5.7.    Persons Deemed Holders.

           The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

           SECTION 5.8.    Access to List of Holders' Names and Addresses.

           Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

           SECTION 5.9.    Maintenance of Office or Agency.

           The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Corporate Trust Administration, as its office and agency for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrative Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

           SECTION 5.10.   Appointment of Paying Agent.

           The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee (if the Paying Agent is not the Property Trustee) and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and, if the Paying Agent is not the Property Trustee, the Property Trustee. If the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying

Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Property Trustee in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any additional Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any such additional Paying Agent unless the context requires otherwise.

           SECTION 5.11.   Ownership of Common Securities by Depositor.

           At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. The Depositor may not transfer the Common Securities except (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN."

           SECTION 5.12.   Notices to Clearing Agency.

           To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Capital Securities are represented by a Book-Entry Capital Securities Certificate, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency and shall have no obligations to the Owners.

           SECTION 5.13.   Rights of Holders; Waivers of Past Defaults.

           (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

           (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

           At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                     (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                                   (A) all overdue installments of interest on
                     all of the Debentures,

                                   (B) any accrued Additional Interest on all of
                     the Debentures,

                                   (C) the principal of (and premium, if any,
                     on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                                   (D) all sums paid or advanced by the
                     Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel and all other amounts due to the Debenture Trustee pursuant to Section 6.7 of the Indenture or to the Property Trustee under Section 8.6 hereof; and

                     (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

           The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

           Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

           (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.13(b) and this
Section 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

           (d) Except as otherwise provided in clauses (a), (b) and (c) of this
Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                  ARTICLE VI.

                       ACTS OF HOLDERS; MEETINGS; VOTING

           SECTION 6.1.    Limitations on Voting Rights.

           (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

           (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Administrative Trustees, at the request of the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

           (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

           SECTION 6.2.    Notice of Meetings.

           Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

           SECTION 6.3.    Meetings of Holders of the Capital Securities.

           No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

           The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

           If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a Majority in aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

           SECTION 6.4.    Voting Rights.

           Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

           SECTION 6.5.    Proxies, etc.

           At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

           SECTION 6.6.    Holder Action by Written Consent.

           Any action that may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

           SECTION 6.7.    Record Date for Voting and Other Purposes.

           For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

           SECTION 6.8.    Acts of Holders.

           Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

           The ownership of Trust Securities shall be proved by the Securities Register.

           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

           Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

           If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

           A Holder may institute a legal proceeding directly against the Depositor under the Guarantee Agreement to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), the Issuer Trust, any Issuer Trustee or any Person or entity.

           SECTION 6.9.    Inspection of Records.

           Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.


                                 ARTICLE VII.

                        REPRESENTATIONS AND WARRANTIES

           SECTION 7.1.    Representations and Warranties of the Property
                           Trustee.

           The Property Trustee represents and warrants for the benefit of the Depositor and the Holders that:

           (a) the Property Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

           (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

           (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against the Property Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

           (d) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and does not require any approval of stockholders of the Property Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of New York governing the banking, trust or general powers of the Property Trustee or any order, judgment or decree applicable to the Property Trustee;

           (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the State of New York governing the banking, trust or general powers of the Property Trustee; and

           (f) there are no proceedings pending or, to the best of the Property Trustee's knowledge, threatened against or affecting the Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

           SECTION 7.2.    Representations and Warranties of the Delaware
                           Trustee.

           The Delaware Trustee hereby represents and warrants for the benefit of the Depositor and the Holders that:

           (a) the Delaware Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.

           (b) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

           (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against the Delaware Trustee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

           (d) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware governing the banking, trust or general powers of the Delaware Trustee or any order, judgment or decree applicable to the Delaware Trustee;

           (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the State of Delaware governing the banking, trust or general powers of the Delaware Trustee; and

           (f) there are no proceedings pending or, to the best of the Delaware Trustee's knowledge, threatened against or affecting the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

           SECTION 7.3.    Representations and Warranties of Depositor.

           The Depositor hereby represents and warrants for the benefit of the Holders that:

           (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

           (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                 ARTICLE VIII.

                              THE ISSUER TRUSTEES

           SECTION 8.1.    Certain Duties and Responsibilities.

           (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this
Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own negligent action, his or her own negligent failure to act, or his or her own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

           (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

           (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                   (A) the duties and obligations of the
                     Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                                   (B) in the absence of bad faith on the part
                     of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

                     (ii) such Issuer Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of such Issuer Trustee, unless it shall be proved that such Issuer Trustee was negligent in ascertaining the pertinent facts;

                     (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                     (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                     (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to
           Section 3.1 and except to the extent otherwise required by law;

                     (vi) such Issuer Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall such Issuer Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor; and

                     (vii) no provision of this Trust Agreement shall require such Issuer Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if such Issuer Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Depositor.

           SECTION 8.2.    Certain Notices.

           Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

           Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless such exercise shall have been revoked.

           The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice or an officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

           SECTION 8.3.    Certain Rights of Property Trustee.

           Subject to the provisions of Section 8.1:

           (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken, and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

           (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

           (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

           (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

           (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

           (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property

Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

           (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

           (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any negligence or misconduct on the part of, or for the supervision of, any such agent or attorney appointed by the Property Trustee hereunder without due care on the part of the Property Trustee;

           (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

           (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

           (l) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally; and

           (m) any action taken hereunder by the Property Trustee or its agents shall bind the Issuer Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action.

           No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

           SECTION 8.4.    Not Responsible for Recitals or Issuance of
                           Securities.

           The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust and the Depositor, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

           The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trust Administration department shall have received written notice from the Depositor, any Holder or any other Issuer Trustee that such funds are not legally available.


           SECTION 8.5.    May Hold Securities.

           Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

           SECTION 8.6.    Compensation; Indemnity; Fees.

           The Depositor agrees:

           (a) to pay to the Issuer Trustees from time to time such compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

           (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) any Affiliate of any Issuer Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (iv) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person on behalf of the Issuer Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee.

     No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     Section 8.7.  Corporate Property Trustee Required; Eligibility of Issuer
                     Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

     Section 8.8.  Conflicting Interests.

     (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     Section 8.9.  Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. In case an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10.  Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holders of Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Holders of Common Securities at any time. In no event will the Holders of the Capital Securities have a right to vote to appoint, remove or replace the Administrative Trustees.

     If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any reason, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holders of Common Securities, by Act of the Holders of Common Securities, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and the retiring Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Capital Securities, by Act of the Holders of a majority in Liquidation Amount of the Capital Securities then Outstanding shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Common Securities by Act of the Holders of Common Securities shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of Common Securities or the

Holders of Capital Securities and accepted appointment in the manner required by
Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

     Section 8.11.  Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Issuer Trustee such successor Issuer Trustee so appointed shall execute, acknowledge and deliver to the Issuer Trust and to the retiring Issuer Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Issuer Trustee shall become effective and such successor Issuer Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Issuer Trustee; but, on the request of the Depositor or the successor Issuer Trustee, such retiring Issuer Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Issuer Trustee all the rights, powers and trusts of the retiring Issuer Trustee and if the Property Trustee is the resigning Issuer Trustee shall duly assign, transfer and deliver to the successor Issuer Trustee all property and money held by such retiring Property Trustee hereunder.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

     Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12.  Merger, Conversion, Consolidation or Succession to
                      Business.

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural Person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13.  Preferential Collection of Claims Against Depositor or
                      Issuer Trust.

     If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

     Section 814.  Property Trustee May File Proofs of Claim.

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel and any other amounts due to the Property Trustee or the Delaware Trustee pursuant to Section 8.6) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.15.  Reports by Property Trustee.

     (a) The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Trust Agreement, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor. The Depositor will promptly notify the Property Trustee of any such listing or trading.

     Section 8.16.  Reports to the Property Trustee.

     Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The compliance certificate furnished by the Depositor shall be signed by the principal executive, financial or accounting officer of the Depositor. The Depositor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

     Section 8.17.  Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.18.  Number of Issuer Trustees.

     (a) The number of Issuer Trustees shall be four, provided that the Property Trustee and the Delaware Trustee may be the same Person.

     (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

     Section 8.19.  Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

     Section 8.20.  Appointment of Administrative Trustees.

     (a) The Administrative Trustees shall initially be Gene C. Brooks, an individual, and D. James Daras, an individual, and their successors shall be appointed by the Holders of a Majority in Liquidation Amount of the Common Securities, and they may resign or be removed by the Holders of a Majority in Liquidation Amount of the Common Securities at any time. Upon any resignation or removal, the Holders of the Common Securities shall appoint a successor Administrative Trustee. Each successor Administrative Trustee shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

     (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

     (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous acts of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                  ARTICLE IX.

                      Termination, Liquidation and Merger

     Section 9.1.  Termination Upon Expiration Date.

     Unless earlier terminated, the Issuer Trust shall automatically terminate on April 4, 2052 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

     Section 9.2.  Early Termination.

     The first to occur of any of the following events is an "Early Termination Event":

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

     (b) the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to terminate the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);

     (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

     (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

     Section 9.3.  Termination.

     The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

     Section 9.4.  Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer

Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iii) provide such information with respect to the procedures by which Holders may exchange Trust Securities Certificates for Debentures, or if
     Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Administrative Trustees, either themselves acting as exchange agent or through the appointment of the Property Trustee as a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, establish such procedures as they shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the national stock exchange, the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, if any, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

     (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in Section 9.2(c) occurs, the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

     Section 9.5.  Mergers, Consolidations, Amalgamations or Replacements of
                     Issuer Trust.

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Section 9.5. At the request of the Holders of the Common Securities, with the consent of the Administrative Trustees, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Capital Securities,
(iv) the Successor Securities are listed, or any Successor Securities will be listed upon notice of issuance, on the national securities exchange, the Nasdaq National Market or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, if any, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (viii) the Depositor or its permitted transferee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.


                                   ARTICLE X.

                            Miscellaneous Provisions

     Section 10.1.  Limitation of Rights of Holders.

     Except as set forth in Section 9.2, the death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2.  Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Holders of all of the Common Securities, without the consent of any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii) such action shall not adversely affect in any material respect the interests of any Holder, and any such amendment of this Trust Agreement shall become effective when notice thereof is given to the Holders.

     (b) Except as provided in Section 10.2(c), any provision of this Trust Agreement may be amended by the Issuer Trustees and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Trust Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section
6.3 or 6.6), this Section 10.2(c) may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

     Section 10.3.  Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.4.  Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

     Section 10.5.  Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

     Section 10.6.  Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.7.  Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.8.  Reports, Notices and Demands.

     Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to Dime Bancorp, Inc., 589 Fifth Avenue, New York, New York 10017, Attention: General Counsel, facsimile no.: (212) 326-6110, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

     Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee, to The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration, facsimile (212) 946-8161; (b) with respect to the Delaware Trustee, to Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, facsimile (302) 428-3390; (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Dime Capital Trust I"; and (d) with respect to the Issuer Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Issuer Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee or such Administrative Trustee.

     Section 10.9.  Agreement Not to Petition.

     Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

     Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture
                       Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

     Section 10.11.  Acceptance of Terms of Trust Agreement, Guarantee
                       Agreement, Expense Agreement and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT, THE EXPENSE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement.

                              DIME BANCORP, INC.
                                as Depositor


                              By: /s/ D. James Daras
                                 -------------------
                                  Name:  D. James Daras
                                  Title: Executive Vice President and Treasurer


                              THE CHASE MANHATTAN BANK,
                                 as Property Trustee


                              By: /s/ A.K. Crain
                                 ---------------
                                  Name:  Andrea Koster-Crain
                                  Title: Vice President


                              CHASE MANHATTAN BANK DELAWARE,
                                 as Delaware Trustee


                              By: /s/ John J. Cashin
                                 -------------------
                                  Name:  John J. Cashin
                                  Title: Senior Trust Officer


                              By: /s/ Gene C. Brooks
                                 -------------------
                                 Name: Gene C. Brooks
                                         as Administrative Trustee


                              By: /s/ D. James Daras
                                 -------------------
                                  Name: D. James Daras
                                          as Administrative Trustee

                                                                       Exhibit A



                            CERTIFICATE OF TRUST OF
                              DIME CAPITAL TRUST I
                            ----------------------------


          THIS Certificate of Trust of Dime Capital I (the "Trust"), dated April 4, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Ch. (S) 3801 et seq.).

          1. Name. The name of the business trust formed hereby is Dime Capital Trust I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attn: Corporate Trust
Administration.

          3. Effective Date. This Certificate of Trust shall be effective on April 4, 1997.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of Trust, has executed this Certificate of Trust as of the date first above written.

                                    CHASE MANHATTAN BANK DELAWARE,
                                      as trustee


                                    By: /s/ John J. Cashin
                                        -----------------------------
                                        Name:   John J. Cashin
                                        Title:  Senior Trust Officer

                                                            Exhibit B


                      [FORM OF LETTER OF REPRESENTATIONS]



                     BOOK-ENTRY-ONLY CORPORATE DEBT ISSUES

                           Letter of Representations
                     [To be Completed by Issuer and Agent]

                             DIME CAPITAL TRUST I
                        ------------------------------
                               [Name of Issuer]

                (issue fully and unconditionally guaranteed by
                              Dime Bancorp, Inc.)

                           THE CHASE MANHATTAN BANK
                      ----------------------------------
                                [Name of Agent]


                                                            May ____, 1997
                                                                [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY 10041-0099

          Re:    Capital Securities, Series A
                 (Liquidation Amount $1,000 per Capital Security)
                 ------------------------------------------------
                          [Issue Description]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). The Securities represent preferred beneficial interests in Dime Capital Trust I (the "Issuer"). The Issuer is a statutory business trust created under the laws of the State of Delaware by (i) the execution of a trust agreement (the "Document") between Dime Bancorp, Inc., a Delaware corporation (the "Corporation"; the Corporation being the holding company of The Dime Savings Bank of New York, FSB), as Depositor, and Chase Manhattan Bank Delaware, as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 4, 1997. The Issuer's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee ("Agent"), Chase Manhattan Bank Delaware, as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Corporation will be the owner of all of the beneficial interests represented by common securities of the Issuer ("Securities A Common Securities" and, collectively, with the Securities, the "Series A Securities"). The Issuer exists for the sole purpose of issuing the Series A Securities and investing the proceeds thereof in $_______ initial principal amount of ___% Junior Subordinated Deferrable Interest Debentures, Series A, to be issued by the Corporation.

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Securities Corporation and Lehman Brothers Inc. are distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     XI. Prior to closing on the Securities on May 6, 1997, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the liquidation amount of such Securities. If, however, the aggregate liquidation amount exceeds $200 million, one certificate will be issued with respect to each $200 million of liquidation amount and an additional certificate will be issued with respect to any remaining liquidation amount. Each Security certificate shall bear the following legend:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     XII. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notices of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

     XIII. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning
(212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

     XIV. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall
telephone (516) 227-4070.   Notices to DTC pursuant to this Paragraph by mail or
by any other means shall be sent to:

                 Manager; Call Notification Department
                 The Depository Trust Company
                 711 Stewart Avenue
                 Garden City, NY  11530-4719

          In the event of a stock split, conversion, recapitalization or any other similar transaction resulting in the cancellation of all or part of any of the Securities outstanding, the Issuer or Agent shall send DTC a notice of such event at least five (5) business days prior to the effective date of such event.

     XV. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                 Manager; Reorganization Department
                 Reorganization Window

                 The Depository Trust Company
                 7 Hanover Square; 23rd Floor
                 New York, NY  10004-2695

     XVI. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     XVII. In the event of a change in the interest rate, Agent shall send notice of such change to Standard & Poor's Corporation. Such notice, which shall also include Agent contact's name and telephone number, shall also be sent to DTC's Dividend Department either by telecopy to (212) 709-1723, or if by mail or by any other means to:

                 Manager; Announcements
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square; 22nd Floor
                 New York, NY  10004-2695

     XVIII. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                 Manager; Announcements
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square; 22nd Floor
                 New York, NY  10004-2695

     XIX. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

     XX. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & Co.
                 c/o The Depository Trust Company
                 Dividend Deposit Account # 066-026776

     XXI. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & Co.
                 c/o The Depository Trust Company
                 Redemption Deposit Account # 066-027306

     XXII. Principal payments (plus accrued interest, if any) as a result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                 The Chase Manhattan Bank
                 ABA # 021 000 021
                 For credit to a/c Cede & Co.
                 c/o The Depository Trust Company
                 Reorganization Deposit Account # 066-027608

     XXIII. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     XXIV. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate: or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of complete redemption, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     XXV. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     XXVI. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate liquidation amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     XXVII. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     XXVIII. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same instrument.

     XXIX. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

     XXX. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

     Rider 1A
     ---------------------------------------
     Rider 2A
     ---------------------------------------

NOTES:                                    Very truly yours,
-----
A. If there is an Agent (as defined            Dime Capital Trust I
in this Letter of Representations),       ____________________________________
Agent, as well as Issuer, must sign                      (Issuer)
this Letter.  If there is no Agent,
in signing this Letter Issuer                By DIME BANCORP, INC., as
__________ undertakes to perform all         Depositor
of the obligations set forth herein.

B. Schedule B contains statements that    By: ________________________________
DTC believes accurately describe DTC,         (Authorized Officer's Signature)
the method of effecting book-entry
transfers of securities distributed
through DTC, and certain related                The Chase Manhattan Bank
matters.                                  _____________________________________
                                                         (Agent)


                                           By: _________________________________
                                              (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

 By: ___________________________________

cc: Underwriter
    Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------

                             DIME CAPITAL TRUST I
                 --------------------------------------------
                 $             % Capital Securities, Series A
                 --------------------------------------------
                                          (Describe Issue)



CUSIP Number    Liquidation Amount      Maturity Date   Interest Rate
------------    ------------------      -------------   -------------

                                                                      SCHEDULE B
                                                                      ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------

(Prepared by DTC--bracketed material may be applicable only to certain issues)


           I. The Depositary Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

           II. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

           III. ___________________________________ the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

           IV. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will _________________ responsible for keeping records of the ______________________.

           V. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

           [VI. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

           VII. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

           VIII. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

           [IX. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender Remarketing] Agent, and shall effect delivery of such

Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/DTC Remarketing] Agent's account.]

           X. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

           XI. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

           XII. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

RIDER 1A
--------

     The Securities represent preferred beneficial interests in Dime Capital Trust I (the "Issuer"). The Issuer is a statutory business trust created under the laws of the State of Delaware by (i) the execution of a trust agreement (the "Document") between Dime Bancorp, Inc., a Delaware corporation (the "Corporation"; the Corporation being the holding company of The Dime Savings Bank of New York, FSB), as Depositor, and Chase Manhattan Bank Delaware, as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 4, 1997. The Issuer's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee ("Agent"), Chase Manhattan Bank Delaware, as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Corporation will be the owner of all of the beneficial interests represented by common securities of the Issuer ("Series A Common Securities" and, collectively, with the Securities, the "Series A Securities"). The Issuer exists for the sole purpose of issuing the Series A Securities and investing the proceeds thereof in $__________ initial principal amount of ___% Junior Subordinated Deferrable Interest Debentures, Series A, to be issued by the Corporation.

RIDER 2A
--------

     In the event of a stock split, conversion, recapitalization or any other similar transaction resulting in the cancellation of all or part of any of the Securities outstanding, the Issuer or Agent shall send DTC a notice of such event at least five (5) business days prior to the effective date of such event.

                                                                       Exhibit C






                    [FORM OF COMMON SECURITIES CERTIFICATE]

 THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE
            OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND
          SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION
             WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE
                     EXPENSE AGREEMENT REFERRED TO THEREIN

Certificate Number                                   Number of Common Securities

       CI-

                   Certificate Evidencing Common Securities

                                      of

                             Dime Capital Trust I

                           _____% Common Securities
                (Liquidation Amount $1,000 per Common Security)

      Dime Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [NAME OF HOLDER] (the "Holder") is the registered owner of _____________ common securities of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the _____% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of May 6, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Dime Bancorp, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      Terms used but not defined herein have the meanings set forth in the Trust Agreement.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate.

Dated:


                              DIME CAPITAL TRUST I

                              By:
                                  ---------------------------
                                  Name:
                                  Administrative Trustee

                                                                       Exhibit D





                          [FORM OF EXPENSE AGREEMENT]

                   AGREEMENT AS TO EXPENSES AND LIABILITIES

           AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of _______ __, 1997, between Dime Bancorp, Inc., a Delaware corporation (the "Depositor"), and Dime Capital Trust I, a Delaware business trust (the "Issuer Trust").

           WHEREAS, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and acquire Debentures from the Depositor and to issue and sell _____% Capital Securities, Series A (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Issuer Trust, dated as of __________ __, 1997 among the Depositor, as depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the Holders from time to time of the Trust Securities, as the same may be amended from time to time (the "Trust Agreement"); and

           WHEREAS, terms used but not defined herein have the meanings set forth in the Trust Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:


                                   ARTICLE I

           SECTION 1.1. Guarantee by the Depositor. Subject to the terms and conditions hereof, the Depositor hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

           SECTION 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Depositor under this Agreement shall constitute unsecured obligations of the Depositor and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Depositor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Depositor hereunder. The obligations of the Depositor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Depositor.

           SECTION 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the dissolution of the Issuer Trust, provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof between the Depositor and The Chase Manhattan Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

           SECTION 1.4. Waiver of Notice. The Depositor hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Depositor hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

           SECTION 1.5. No Impairment. The obligations, covenants, agreements and duties of the Depositor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

           (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

           (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

           (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the liquidation of the Issuer Trust in accordance with the terms of the Trust Agreement).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Depositor with respect to the happening of any of the foregoing.

           SECTION 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Depositor and the Depositor waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Depositor.

           SECTION 1.7. Subrogation. The Depositor shall be subrogated to all rights (if any) of the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Depositor under this Agreement; provided, however, that the Depositor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                  ARTICLE II

           SECTION 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

           SECTION 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Depositor and shall inure to the benefit of the Beneficiaries.

           SECTION 2.3. Amendment. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities without the consent of such Beneficiary or the holders of the Capital Securities, as the case may be.

           SECTION 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                     If given to the Depositor:

                               Dime Bancorp, Inc.
                               589 Fifth Avenue
                               New York, New York  10017
                               Facsimile No.: (212) 326-6170
                               Attention: Secretary

                     If given to the Issuer Trust:

                               Dime Capital Trust I
                               c/o The Chase Manhattan Bank
                               450 West 33rd Street, 15th Floor
                               New York, New York 10001
                               Facsimile No.: (212) 946-8161
                               Attention:  Corporate Trust Administration



           SECTION 2.4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           THIS AGREEMENT is executed as of the day and year first above written.


                              DIME BANCORP, INC.


                              By:
                                 -----------------------------
                              Name:
                              Title:

                              DIME CAPITAL TRUST I


                              By:
                                 -----------------------------
                              Name:
                              Administrative Trustee

                                                                       Exhibit E







                   [FORM OF CAPITAL SECURITIES CERTIFICATE]

           [IF THE CAPITAL SECURITIES CERTIFICATE IS TO BE EVIDENCED BY A BOOK-ENTRY CAPITAL SECURITIES CERTIFICATE, INSERT--This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

           Unless this Capital Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Dime Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number              Aggregate Principal Amount of Capital Securities

     CAI-

                                   CUSIP NO.

                   Certificate Evidencing Capital Securities

                                      of

                             Dime Capital Trust I

                     _____% Capital Securities, Series __
               (Liquidation Amount $1,000 per Capital Security)


      Dime Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that (the "Holder") is the registered owner of ($__________) aggregate liquidation amount of Capital Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Dime Capital Trust I 9.33% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of May 6, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Dime Bancorp, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the Holders from time to time of the Trust Securities , including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Dime Bancorp, Inc., a Delaware corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of May 6, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate.

Dated:

                              DIME CAPITAL TRUST I


                              By:
                                 -------------------------
                                 Name:
                                 Administrative Trustee

           This is one of the Capital Securities of the Issuer Trust referred to in the within mentioned Trust Agreement.


                            THE CHASE MANHATTAN BANK,
                            as Property Trustee


                            By:
                               -------------------------
                               Authorized Officer

                                  ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Securities Certificate to:


________________________________________________________________________________
       (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints
                        ________________________________________________________
________________________________________________________________________________

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: _____________________________________________________________________
(Sign exactly as your name appears on the other side of this Capital Securities
                                 Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.